EXHIBIT 99.4

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The Unaudited Pro Forma Financial Information reflects financial information, which gives effect to the acquisition of all of the outstanding common shares of LQD Adrenalina, LLC ("ADRE") (a Florida Limited Liability Company) in exchange for 18,000,000 shares of common stock of Basic Services, Inc. ("BICV") (a Nevada Corporation).

On October 26, 2007, the Company closed its merger with ADRE following the approval of merger by the members and shareholders of BICV and ADRE. As a result of this merger BICV acquired 100% of the membership interest of ADRE in exchange for shares BICV’s common stock. In accordance with GAAP, the transaction is to be accounted for as a reverse acquisition, and therefore, ADRE is the accounting acquirer. The consolidated financial statements of the ADRE as of and for the three and nine months ended September 30, 2007 did not include the operations of BICV, as the merger was not consummated until October 26, 2007.

The following tables summarize the (unaudited) pro forma consolidated balance sheet and statement of operations of the ADRE and assume the merger with Basic Services, Inc. occurred on January 1, 2007.

Pro Forma Combined Balance Sheet
Basic Services, Inc. (BICV) and LQD Adrenalina, LLC
As of September 30, 2007

			Pro Forma		Pro Forma
	BICV	ADRE	Adjustments		Combined
Assets
Current assets
Cash and cash equivalents	1	6,427	(1)(A	)	6,427
Accounts receivable, net	—	19,258	—		19,258
Inventory and film costs, net	—	1,338,225	—		1,338,225
Notes receivable - related party	—	728,518	—		728,518
Other assets	—	1,384,354	—		1,384,354
Total current assets	1	3,476,782	3,476,782

Non-current film costs, net	—	932,545	—		932,545
Property & equipment, net	—	2,971,423	—		2,971,423
Intangible assets, net	—	250,444	—		250,444
Total Assets	1	7,631,194	(1)		7,631,194

Liabilities and Stockholders Equity

Current liabilities
Accounts payable and accrued liabilities	—	981,355	—		981,355
Current portion - related party notes	—	4,177,257	—		4,177,257
Total current liabilities	—	5,158,612			5,158,612

Total Liabilities	—	5,158,612	—		5,158,612

Stockholders’ Equity

Common stock	2,178	—	17,275(A)(B	)	19,453
Additional paid in capital	—	—	8,959,364(A)(B	)	8,959,364
Membership interest	—	8,978,817	(8,978,817)(B	)	—
Accumulated deficit	(2,177)	(6,506,235)	2,177(A	)	(6,506,235)
Total Stockholders’ Equity	1	2,472,582	(1)(A	)	2,472,582

Total Liabilities and Stockholders’ Equity	1	7,631,194	(1)		7,631,194

(A)
This Pro Forma adjustment is comprised of a recasting of the remaining amount due of $8,695 for the common stock issued to the shareholders of Basic Services, Inc., the subsequent cancellation of 9,773,750 shares of common stock and the distribution of the remaining assets of Basic Services, Inc., on the date of the reverse merger.

(B)
This Pro Forma adjustment to stockholders’ equity is comprised of the issuance of 18,000,000 shares of common stock to the existing members of LQD Adrenalina, LLC in exchange for their membership interest in LQD Adrenalina, LLC; the issuance of 353,000 shares of common stock to Gilford Securities and the recapitalization of the remaining membership interest in LQD Adrenalina, LLC to additional paid in capital.

Pro Forma Combined Statement of Operations
Basic Services, Inc. (BICV) and LQD Adrenalina, LLC
For the Nine Months ended September 30, 2007

			Pro Forma		Pro Forma
	BICV	ADRE	Adjustments		Combined

Total revenues	—	2,481,838	—		2,481,838
Costs of revenues	—	1,795,601	—		1,795,601

Gross margin	—	686,237	—		686,237

Operating expenses
Selling, general and administrative	2,177	3,437,933	(2,177)(A	)	3,437,933
Depreciation and amortization	—	734,692	—		734,692
Total operating expenses	2,177	4,172,625	(2,177)		4,172,625

Net Loss	2,177	3,486,388	(2,177)		3,486,388

Loss Per Common Share
Basic	$(0.00)	$(0.00)	—		$(0.18)
Diluted	$(0.00)	$(0.00)	—		$(0.18)

Weighted Average Shares Outstanding
Basic	10,873,750	—	8,579,250(A)(B	)	19,453,000
Diluted	10,873,750	—	8,579,250(A)(B	)	19,453,000

(A)
Represents the inception to date losses of Basic Services, Inc., prior to the reverse merger. These losses were funded by the existing shareholders of Basic Services, Inc. at the date of the merger and subsequent cancellation of 9,773,750 of the Company’s common stock.

(B)
This Pro Forma adjustment to stockholders’ equity is comprised of the issuance of 18,000,000 shares of common stock to the existing members of LQD Adrenalina, LLC in exchange for their membership interest in LQD Adrenalina, LLC; the issuance of 353,000 shares of common stock to Gilford Securities and the recapitalization of the remaining membership interest in LQD Adrenalina, LLC to additional paid in capital.